        (a) Exhibit 11 - COMPUTATION OF EARNINGS PER COMMON AND
                         COMMON EQUIVALENT SHARES


                                                                  Year Ended
                                                               December 31, 1996
                                                               -----------------
Primary
Net income                                                         $3,093,747
                                                                   ==========
Weighted average shares outstanding
  Average Common share                                              5,353,403
  Average unallocated ESOP shares                                    (305,303)
  Common stock equivalents - options and warrants                     120,596
                                                                   ----------
Total weighted average shares outstanding during period             5,168,696
                                                                   ==========



Earnings per common and common share equivalent - primary                $.60
                                                                   ==========

Fully Diluted
Net income                                                         $3,093,747
                                                                   ==========
Weighted average shares outstanding
  Average common shares                                             5,353,403
  Average unallocated ESOP                                           (305,303)
  Common stock equivalents - options and warrants                     134,036
                                                                   ----------
Total weighted average shares outstanding during period             5,182,136
                                                                   ==========
Earnings per common and common share equivalent - fully diluted          $.60
                                                                   ==========


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